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                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-48277, 333-90653 and 333-91661) and on Form S-3 (Registration No. 333-78959) of DoubleClick Inc. of our report dated March 1, 1999, relating to the financial statements of Abacus Direct Corporation which appears in the Current Report on Form 8-K/A of DoubleClick Inc. dated January 7, 2000.

PricewaterhouseCoopers LLP
January 7, 2000